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Exhibit 5.2

[Letterhead of Bradley Arant Boult Cummings LLP]

October 13, 2009

Board of Directors
Regal Cinemas Corporation
c/o Regal Entertainment Group
7132 Regal Lane
Knoxville, Tennessee 37918

Ladies and Gentlemen:

        We have acted as special local counsel to Regal Cinemas Corporation, a Delaware corporation ("Regal"), solely for the purpose of delivering this opinion in connection with the proposed issuance by R.C. Cobb, Inc., an Alabama corporation and an indirect subsidiary of Regal ("Alabama Guarantor"), of a guarantee (the "Exchange Guarantee") of up to $400,000,000 in aggregate principal amount of Regal's 8.625% Senior Notes due 2019 (the "Exchange Notes") which are to be issued in accordance with the terms of the Indenture (as defined below) and pursuant to the registration statement on Form S-4 (the "Registration Statement"), filed by Regal with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

        In connection with the opinions expressed below, we have examined and relied on originals or copies (certified or otherwise identified to our satisfaction) of the following:

  (a)
  the Indenture dated July 15, 2009 (the "Indenture") by and among Regal, the Alabama Guarantor, the other guarantors party thereto and U.S. Bank National Association, as trustee,

  (b)
  the form of the Exchange Notes,

  (c)
  the Registration Statement,

  (d)
  the Registration Rights Agreement dated as of July 15, 2009 (the "Registration Rights Agreement"), among Regal, the Alabama Guarantor, the other guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers, and

  (e)
  the form of the Exchange Guarantee.

        We have also examined and relied on such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Regal and the Alabama Guarantor as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, we have relied with your consent and without further investigation upon certificates or statements of government officials, upon certificates or comparable documents of officers and representatives of Regal and the Alabama Guarantor including, without limitation, that certain Certificate of Secretary of Regal and the Guarantors dated October 13, 2009, and have assumed that such certificates and statements were true, correct and complete as of the date made and remain true, correct and complete through the date hereof.

        In rendering the opinions expressed below, we have assumed the following with respect to all the transactions and documents referred to herein:

          (i)  All the parties to such documents other than the Alabama Guarantor are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform their obligations under such documents.

         (ii)  All such documents have been duly authorized, executed and delivered by all parties thereto other than the Alabama Guarantor, have been duly delivered by the Alabama Guarantor, and constitute the legal, valid and binding obligations of all parties thereto other than the Alabama Guarantor.

        (iii)  None of the parties (other than the Alabama Guarantor) to the Indenture is transacting business in the State of Alabama unless it is properly registered or qualified to transact business in the State of Alabama or exempt from such registration or qualification.

        (iv)  The Alabama Guarantor has received adequate consideration and value in exchange for incurring the obligations and liabilities imposed on it by or in connection with the Indenture, including, without limitation, the obligation to issue the Exchange Guarantee.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

        1.     The Alabama Guarantor is a corporation validly existing and in good standing in the State of Alabama. In giving this opinion we have relied solely on a certificate of the Alabama Secretary of State dated October 2, 2009, and a certificate of the Alabama Department of Revenue dated October 2, 2009, and we have not made any independent investigation with respect thereto.

        2.     The execution, delivery and performance by the Alabama Guarantor of the Indenture has been duly authorized by all necessary corporate action on the part of the Alabama Guarantor. The Indenture has been duly executed and delivered by the Alabama Guarantor.

        3.     The execution, delivery and performance of the Exchange Guarantee by the Alabama Guarantor has been duly authorized by all necessary corporate action on the part of the Alabama Guarantor.

        The foregoing opinions are subject to the following limitations, qualifications, comments and exceptions:

        (a)   We express no opinion as to the validity or enforceability of the Indenture or the Exchange Guarantee, any provisions of either thereof, or any other agreement by or against any person.

        (b)   We express no opinion as to (i) the existence, adequacy, payment or receipt of consideration or value or (ii) the title to any property of the Alabama Guarantor.

        (c)   We express no opinion with respect to whether the execution, delivery and performance of either the Indenture or the Exchange Guarantee violates, conflicts with or causes a default under, or will violate, conflict with or cause a default under, the provisions of any indenture, instrument or agreement to which the Alabama Guarantor is a party or is subject or by which it or any of its property is bound.

        (d)   We express no opinion as to any matters regarding state or federal tax law and have not considered and express no opinion regarding any federal or state securities or blue sky laws or regulations.

        (e)   We call to your attention the fact that any party which exercises in Alabama any of the rights or remedies provided in the Indenture, the Exchange Guarantee or any other agreement or instrument may be required to qualify or register to do business in the State of Alabama before exercising such rights or remedies.

        The foregoing opinions are limited to the laws of general application of the State of Alabama, and we do not express any opinion as to federal law or the laws of any other state or jurisdiction, or to any local laws, ordinances or rules of any municipality, county or other political subdivision of the State of Alabama.

        The opinions expressed herein are for Regal's benefit in connection with the Registration Statement and for the benefit of Hogan & Hartson LLP in connection with the opinion letter it will furnish to you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement. This opinion letter may not be quoted by Regal or any other person without the prior written consent of this firm, except as set forth herein. This opinion letter is limited to the matters expressly stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. These opinions are rendered as of the date hereof, and we assume no obligation to advise you, Hogan & Hartson LLP or any other party of facts, circumstances, events or developments which may be brought to our attention after the date hereof and which may alter, affect or modify these opinions.

        We hereby consent to Hogan & Hartson LLP's reliance upon this opinion letter in the formation of its opinion to Regal on the validity and enforceability of the Exchange Notes and the Exchange Guarantee and to the use of our name under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. We also consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

                      Very truly yours,

                      /s/ Bradley Arant Boult Cummings LLP

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  Exhibit 5.2